EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Correctional Properties Trust’s 2002 Stock Option Plan of our report dated January 16, 2004, with respect to the consolidated financial statements and schedule of Correctional Properties Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

ERNST & YOUNG LLP

/s/ ERNST & YOUNG LLP

West Palm Beach, Florida
November 10, 2004